Exhibit 5.1

KPMG LLP

Bay Adelaide Centre

Suite 4600

333 Bay Street

Toronto, ON M5H 2S5

Tel 416-777-8500

Fax 416-777-8818

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hydro One Inc.

We consent to the use of our report dated February 19, 2025, with respect to the consolidated financial statements of Hydro One Inc. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes incorporated herein by reference in the Registration Statement on Form F-10 dated August 18, 2025 of the Company.

/s/ KPMG LLP

August 18, 2025

Toronto, Canada

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